Exhibit 99.1

PRESS RELEASE	March 2, 2020

Tilray, Inc. Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

Revenue Increased 287% to $167.0 (C$217.4) Million in Full Fiscal Year 2019 Compared to the Prior Year

Adult-Use Revenue Increased Over Three-Fold in the Fourth Quarter Compared to the Prior Year Period; 7% Sequential Quarterly Revenue Growth

Signed and Closed $60 Million Senior Credit Facility

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis production, research, cultivation and distribution, reports financial results for the fourth quarter and full fiscal year ended December 31, 2019. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Our full year results demonstrate strong sales growth momentum, which we expect to continue in 2020,” said Brendan Kennedy, Tilray’s Chief Executive Officer. “Like our peers, we have faced industry challenges, but we remain committed to driving long-term value for our shareholders. Tilray has a diversified business model comprised of global medical, Canada adult-use and hemp products which positions us well in the current volatile market environment. We are still in the early days of this emerging growth industry and will continue being good stewards of shareholder capital as we aim to build the world’s most trusted and valued cannabis and hemp company.”

2019 Financial Highlights

●

Revenue increased to $167.0 (C$217.4) million, up 287.2% compared to last year. The increase in revenue was driven by significant growth in sales for the Canadian adult-use market, international medical markets as well as the acquisition of Manitoba Harvest.

	For the three months ended December 31,				For the year ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Cannabis
Adult-use	$17,007	$4,660	$12,347	265%	$55,763	$3,521	$52,242	N/A
Canada - medical	3,332	2,845	487	17%	12,556	18,052	(5,496)	(30)%
International - medical	4,008	1,056	2,952	280%	13,378	2,912	10,466	359%
Bulk	3,924	6,970	(3,046)	(44)%	25,450	18,645	6,805	36%

Total cannabis revenue	28,271	15,531	12,740	82%	107,147	43,130	64,017	148%

Hemp	18,665	—	18,665	N/A	59,832	—	59,832	N/A

Total revenue	$46,936	$15,531	$31,405	202%	$166,979	$43,130	$123,849	287%

Excise tax included in revenue	$4,429	$1,203	$3,226	268%	$13,136	$1,200	$11,936	N/A

N/A: Not a meaningful percentage.

PRESS RELEASE	March 2, 2020

●	Total cannabis kilogram equivalents sold increased over 446% to 35,380 kilograms from 6,478 kilograms in the prior year.

●	Average cannabis net selling price per gram decreased to $3.01 (C$3.90) compared to $6.63 (C$8.63) in the prior year.

●

Net loss for the year was $321.2 million, or $3.20 per share, compared to $67.7 million, or $0.82 per share, for 2018. In 2019, the Company recorded non-cash charges of $112.1 million related to impairment of the Authentic Brands Group LLC (“ABG”) agreement as well as $68.6 million in inventory reserves. Adjusted EBITDA was a loss of $89.8 million compared to a loss of $28.3 million the prior year.

Fourth Quarter 2019 Financial Highlights

●

Revenue increased 202.2% to $46.9 million (C$61.0 million), compared to the fourth quarter of last year, driven by the Canadian adult-use market, the Manitoba Harvest acquisition, and growth in international medical markets. The Company recorded reserves of $4.2 million related to discounts and returns.

	Three months ended
	March 31,	June 30,	September 30,	December 31,
Cannabis
Adult-use	$7,881	$15,041	$15,834	$17,007
Canada - medical	2,997	2,328	3,899	3,332
International - medical	1,812	1,850	5,708	4,008
Bulk	4,766	6,750	10,010	3,924

Total cannabis revenue	17,456	25,969	35,451	28,271

Hemp	5,582	19,935	15,650	18,665

Total revenue	$23,038	$45,904	$51,101	$46,936

Excise tax included in revenue	$1,914	$3,862	$2,931	$4,429

●	Total cannabis kilogram equivalents sold increased over seven-fold to 15,039 kilograms from 2,053 kilograms in the prior year period.

●

Average cannabis net selling price per gram decreased to $1.87 (C$2.43) compared to $7.52 (C$10.05) in the prior year period. The average net selling price excluding excise taxes for adult-use was $3.19 (C$4.16) per gram for the fourth quarter of 2019. The decrease was due to a shift in product and channel mix.

●

Gross margin, excluding non-cash return and inventory reserves, decreased sequentially to 29% from 31% in the prior quarter and increased compared to the fourth quarter of 2018 gross margin of 20%. Including non-cash charges, gross margin in the fourth quarter of 2019 was negative 120%.

●

Net loss for the quarter was $219.1 million or $2.14 per share compared to a loss of $31.0 million or $0.33 per share for the prior year period. Adjusted EBITDA was a loss of $35.3 million compared to a loss of $13.3 million in the prior year period. The increased net loss

PRESS RELEASE	March 2, 2020

and Adjusted EBITDA declines were primarily due to increases in operating expenses related to growth initiatives, expansion of international teams, and the addition of Manitoba Harvest and Natura Naturals businesses.

Senior Credit Facility

The Company closed a $60 million senior credit facility on February 28, 2020 that bears interest at prime plus 8% and has a two year term. The Company ended 2019 with $97 million in cash.

2019 Business Highlights

●	Canadian adult-use brand portfolio expansion:

o

High Park™, a subsidiary of Tilray, launched the second phase of its adult-use product portfolio including vape, edible and beverage products, across Canada where regulations allow. New brand and product additions include:

◾	Canaca – pure cannabis oil, all-in-one vape pens and cartridges;

◾	Marley Natural – pure cannabis oil vape cartridges;

◾	Chowie Wowie – cannabis-infused chocolates and gummies in THC and CBD varieties;

◾

Everie – non-alcoholic, CBD-infused ready-to-brew teas and sparkling beverages with all natural flavors. Everie is the debut brand for Fluent, Tilray’s joint venture with AB InBev, facilitated through High Park and Labatt Breweries of Canada.

●	Addition of Hemp products business:

o	Tilray completed its acquisition of Manitoba Harvest. The Company now has hemp products available in over 17,000 retail doors and 20 countries around the world.

●	Key international market developments:

o

Tilray Portugal received two Good Manufacturing Practice (GMP) certifications in accordance with European Union standards, for its manufacturing facility in Cantanhede, Portugal. These certifications permit the Company to manufacture and export GMP-certified bulk and finished medical cannabis products, including dried flower and oils, from Portugal to Germany and other European and international markets with legal medical cannabis regulations. Tilray remains the only licensed producer to be GMP certified in two countries, Canada and Portugal.

o	Successfully resupplied a bulk amount of medical cannabis in the U.K. and exported medical cannabis to Ireland.

o

Successfully exported medical cannabis to Germany and Israel from Portugal, and to Switzerland from Germany. In total, Tilray’s medical cannabis products have been made available in 15 countries on 5 continents across the world.

●	Executive leadership team expansion:

PRESS RELEASE	March 2, 2020

o	Jon Levin, formerly of Revlon, joined the Company as Chief Operating Officer.

o

Michael Kruteck, formerly of Molson Coors and Pharmaca, joined the Company as Chief Financial Officer. Mark Castaneda, the Company’s Chief Financial Officer, will transition to a strategic business development role after the 10-K has been filed for the fiscal year ended December 31, 2019.[1]

o	Katy Dickson, formerly of Mattel and General Mills, joined the Company as President of Manitoba Harvest.

●	Clinical research developments:

o

Imported medical cannabis into the United States from Canada for a new clinical trial evaluating the efficacy of medical cannabis as a treatment for taxane-induced peripheral neuropathy (TIPN) secondary to treatment with paclitaxel or docetaxel. TIPN affects more than 67% of women undergoing breast cancer treatment.

o

Announced support for additional global clinical trials; studying the efficacy of medical cannabis as treatment in reducing severe behavioral problems in children with intellectual disabilities; and another trial examining the safety, tolerability and effectiveness of medical cannabis on immune activation in people living with HIV.

●	Tilray closed its merger with Privateer Holdings, Inc. in December.

1 Announced January 14, 2020

PRESS RELEASE	March 2, 2020

Conference Call

The Company will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, March 16, 2020, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 8197352.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets, anticipated plans for strategic partnerships and acquisitions, and future sales of our common stock. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 2, 2020, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

PRESS RELEASE	March 2, 2020

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net income (loss) before inventory valuation adjustments; interest expenses, net; other income, net; deferred income tax (recoveries) expenses, current income tax expenses; foreign exchange gain (loss), net; depreciation and amortization expenses; stock-based compensation expenses; other stock-based compensation related expenses; loss from equity method investments; finance income from ABG; loss on disposal of property and equipment; acquisition-related (income) expense; and amortization of inventory step-up. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses Adjusted EBITDA to compare the Company’s performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations.

For further information:

Media, Global: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Rachel Perkins, +1-646-277-1221, rachel.perkins@icrinc.com

PRESS RELEASE	March 2, 2020

TILRAY, INC.

Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of U.S. dollars, except for share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenue (inclusive of excise duties of $4,429, $1,203, $13,136, and $1,200, respectively)	$46,936	$15,531	$166,979	$43,130
Cost of sales
Product costs	35,870	8,117	121,892	24,294
Inventory valuation adjustments	68,073	4,280	68,583	4,561

Gross (loss) profit	(57,007)	3,134	(23,496)	14,275

General and administrative expenses	32,462	12,973	81,968	29,461
Sales and marketing expenses	21,923	6,305	61,084	15,366
Research and development expenses	1,667	1,848	6,558	4,264
Stock-based compensation	9,539	4,111	31,842	20,988
Depreciation and amortization expenses	4,150	566	11,607	1,598
Impairment of assets	112,070	—	112,070	—
Acquisition-related (income) expenses, net	(24,861)	239	(31,427)	248
Loss from equity method investments	2,667	—	4,504	—

Operating loss	(216,624)	(22,908)	(301,702)	(57,650)

Foreign exchange (gain) loss, net	(7,097)	6,321	(5,944)	7,234
Interest expenses, net	8,685	7,717	34,690	9,110
Finance income from ABG	(207)	—	(764)	—
Loss on disposal of property and equipment	2,436	190	2,436	190
Other income, net	3,572	(1,588)	(2,501)	(2,010)

Loss before income taxes	(224,013)	(35,548)	(329,619)	(72,174)
Deferred income tax recoveries	(4,860)	(4,485)	(8,847)	(4,485)
Current income tax (recoveries) expenses	(5)	(53)	397	34

Net loss	(219,148)	(31,010)	(321,169)	(67,723)

Net loss per share - basic and diluted	$(2.14)	$(0.33)	$(3.20)	$(0.82)
Weighted average shares used in computation of net loss per share - basic and diluted	102,405,646	93,169,688	100,455,677	83,009,656
Net loss	(219,148)	(31,010)	(321,169)	(67,723)

Foreign currency translation gain, net	7,588	127	5,174	662
Unrealized loss on investments	(101)	(765)	(21)	(765)

Other comprehensive income (loss)	7,487	(638)	5,153	(103)
Comprehensive loss	$(211,661)	$(31,648)	$(316,016)	$(67,826)

In the fourth quarter of 2019, the Company adopted ASU 2016-01, ASC 842, ASC 606 and ASU 2018-07. Each interim period in 2019 has been recast to reflect the effects of this adoption.

PRESS RELEASE	March 2, 2020

TILRAY, INC.

Consolidated Balance Sheets

(in thousands of U.S. dollars, except for share and par value data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$96,791	$487,255
Short-term investments	—	30,335
Accounts receivable, net of allowance for doubtful accounts of $2,015 and $292, respectively	36,202	16,525
Inventory	87,861	16,211
Prepayments and other current assets	38,173	3,976

Total current assets	259,027	554,302

Property and equipment, net	184,217	80,214
Operating lease, right-of-use assets	17,514	—
Intangible assets, net	228,828	4,486
Goodwill	163,251	—
Equity method investments	11,448	—
Other investments	24,184	16,911
ABG finance receivable and other assets	7,861	754

Total assets	$896,330	$656,667

Liabilities
Current liabilities
Accounts payable	39,125	10,649
Accrued expenses and other current liabilities	50,829	14,818
Accrued obligations under finance lease	—	470
Accrued obligations under operating lease	2,473	—

Total current liabilities	92,427	25,937

Accrued obligations under finance lease	14,152	8,286
Accrued obligations under operating lease	15,255	—
ABG finance liability	5,566	—
Deferred tax liability	53,363	4,424
Convertible notes, net of issuance costs	430,210	420,367
Other liabilities	86	—

Total liabilities	$611,059	$459,014

Commitments and contingent liabilities

Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 16,666,667 shares issued and outstanding)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 86,114,558 and 76,504,200 shares issued and outstanding, respectively)	9	8
Additional paid-in capital	705,671	302,057
Accumulated other comprehensive income	9,719	3,763
Accumulated deficit	(430,130)	(108,177)

Total stockholders’ equity	$285,271	$197,653

Total liabilities and stockholders’ equity	$896,330	$656,667

PRESS RELEASE	March 2, 2020

	Three months ended December 31,		Twelve months ended December 31,

	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(219,148)	$(31,010)	$(321,169)	$(67,723)
Inventory valuation adjustments	68,073	4,280	68,583	4,561
Depreciation and amortization expenses	5,421	1,009	15,849	3,562
Stock-based compensation expenses	9,539	4,111	31,842	20,988
Other stock-based compensation related expenses	8,411	—	8,411	—
Impairment of assets	112,070	—	112,070	—
Acquisition-related (income) expenses, net	(24,861)	239	(31,427)	248
Loss from equity method investments	2,667	—	4,504	—
Foreign exchange (gain) loss, net	(7,097)	6,321	(5,944)	7,234
Interest expenses, net	8,685	7,717	34,690	9,110
Finance income from ABG	(207)	—	(764)	—
Loss on disposal of property and equipment	2,436	190	2,436	190
Other income, net	3,572	(1,588)	(2,501)	(2,010)
Amortization of inventory step-up	—	—	2,041	—
Deferred income tax (recoveries) expenses	(4,860)	(4,485)	(8,847)	(4,485)
Current income tax expenses	(5)	(53)	397	34

Adjusted EBITDA	$(35,304)	$(13,269)	$(89,829)	$(28,291)

	Three months ended December 31,		Twelve months ended December 31,

	2019	2018	2019	2018
Adjusted net loss reconciliation:
Net loss	$(219,148)	$(31,010)	$(321,169)	$(67,723)
Inventory valuation adjustments	68,073	4,280	68,583	4,561
Impairment of assets	112,070	—	112,070	—
Acquisition-related (income) expenses, net	(24,861)	239	(31,427)	—
Amortization of inventory step-up	—	—	2,041	—

Adjusted net loss	$(63,866)	$(26,491)	$(169,902)	$(63,162)

Adjusted net loss per share - basic and diluted	(0.62)	(0.28)	(1.69)	(0.76)
Weighted average shares used in computation of adjusted
Net loss per share - basic and diluted	102,405,646	93,169,688	100,455,677	83,009,656